UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Zoom Video Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor

San Jose, California 95113

(Address of principal executive offices and Zip Code)

(888) 799-9666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, Zoom Video Communications, Inc. (the “Company”) announced the appointment of Michelle Chang as the Company’s Chief Financial Officer, effective on or about October 7, 2024 (the “Effective Date”). Kelly Steckelberg will continue to serve as the Company’s Chief Financial Officer until the Effective Date, upon which time she will transition to an advisory role.

Ms. Chang, 50, has served as the Chief Financial Officer and Corporate Vice President of the Commercial Sales and Partner Organization at Microsoft Corporation (“Microsoft”), a technology company, from August 2022 until October 2024. Ms. Chang has spent over 20 years with Microsoft, and prior to her latest role, held multiple leadership positions, including as Chief Financial Officer of Modern Workplace and Security from November 2017 to August 2022. Ms. Chang holds a B.A. in Business-Accounting from the University of Washington.

In connection with her appointment, the Company and Ms. Chang have entered into an offer letter (the “Offer Letter”), which provides for an annual base salary of $580,000 and a target annual bonus equal to 90% of her base salary, which will be prorated for fiscal year 2025. The Offer Letter also provides for an initial grant of restricted stock units with a target value of $23.6 million (“RSUs”). The RSUs will vest over a four-year period, with 25% of the RSUs vesting upon the one-year anniversary of the grant date, and an additional 6.25% of the RSUs vesting each quarter thereafter, subject to Ms. Chang’s continued service with the Company through each such vesting date. Ms. Chang will also be eligible for severance and change in control benefits under the terms and conditions of the Company’s Severance and Change in Control Plan. Ms. Chang has entered into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between Zoom Video Communications, Inc. and Michelle Chang, dated September 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Date: October 1, 2024	By:	/s/ Aparna Bawa
	Name:	Aparna Bawa
	Title:	Chief Operating Officer